                                                                    Exhibit 10.5










                                  NISOURCE INC.

                              NONEMPLOYEE DIRECTOR
                              STOCK INCENTIVE PLAN

                (AS AMENDED AND RESTATED EFFECTIVE JULY 1, 2002)

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

ARTICLE 1.       ESTABLISHMENT, PURPOSE, AND DURATION......................    1

     1.1    Establishment of the Plan......................................    1
     1.2    Purpose of the Plan............................................    2
     1.3    Duration of the Plan...........................................    2

ARTICLE 2.       DEFINITIONS...............................................    2

     2.1    "Award"........................................................    2
     2.2    "Award Agreement"..............................................    3
     2.3    "Beneficial Owner".............................................    3
     2.4    "Board" or "Board of Directors"................................    3
     2.5    "Change in Control"............................................    3
     2.6    "Code".........................................................    3
     2.7    "Company"......................................................    3
     2.8    "Committee"....................................................    3
     2.9    "Director".....................................................    3
     2.10   "Disability"...................................................    3
     2.11   "Effective Date"...............................................    3
     2.12   "Employee".....................................................    4
     2.13   "Exchange Act".................................................    4
     2.14   "Fair Market Value"............................................    4
     2.15   "Nonemployee Director".........................................    4
     2.16   "Nonqualified Stock Option" or "NQSO"..........................    4
     2.17   "Option".......................................................    4
     2.18   "Participant"..................................................    4
     2.19   "Period of Restriction"........................................    4
     2.20   "Restricted Stock".............................................    4
     2.21   "Restricted Stock Unit"........................................    5
     2.22   "Shares".......................................................    5

ARTICLE 3.       ADMINISTRATION............................................    5

     3.1    Committee......................................................    5
     3.2    Administration by the Committee................................    5
     3.3    Decisions Binding..............................................    5

ARTICLE 4.       SHARES AND RESTRICTED STOCK UNITS SUBJECT TO THE PLAN.....    5

     4.1    Number of Shares and Restricted Stock Units....................    5
     4.2    Lapsed Awards..................................................    6
     4.3    Adjustments in Authorized Shares and Restricted Stock Units....    6

                                TABLE OF CONTENTS
                                   (continued)

                                                                            PAGE
                                                                            ----
ARTICLE 5.       ELIGIBILITY AND PARTICIPATION.............................    7

     5.1    Eligibility....................................................    7
     5.2    Actual Participation...........................................    7

ARTICLE 6.       RESTRICTED STOCK..........................................    7

     6.1    Initial Grant of Restricted Stock..............................    7
     6.2    Future Grants of Restricted Stock..............................    7
     6.3    Restricted Stock Award Agreement...............................    8
     6.4    Other Restrictions.............................................    8
     6.5    Certificate Legend.............................................    8
     6.6    Vesting........................................................    8
     6.7    Voting Rights..................................................    9
     6.8    Dividends and Other Distributions..............................    9

ARTICLE 7.       NONQUALIFIED STOCK OPTIONS................................   10

     7.1    Potential Grants of Options....................................   10
     7.2    Option Award Agreement.........................................   10
     7.3    Option Price...................................................   10
     7.4    Duration of Options............................................   10
     7.5    Vesting of Shares Subject to Option............................   11
     7.6    Payment........................................................   11
     7.7    Restrictions on Share Transferability..........................   12

ARTICLE 8.       RESTRICTED STOCK UNITS....................................   12

     8.1    Initial Grant of Restricted Stock Units........................   12
     8.2    Special Grant of Restricted Stock Units........................   12
     8.3    Future Grants of Restricted Stock Units........................   13
     8.4    Restricted Stock Unit Account..................................   13
     8.5    Dividend on Restricted Stock Units.............................   14
     8.6    Maturity of Restricted Stock Units.............................   14
     8.7    Payment........................................................   15
     8.8    Voting and Stock Ownership Rights..............................   15

ARTICLE 9.       CHANGE IN CONTROL.........................................   15


ARTICLE 10.      AMENDMENT, MODIFICATION AND TERMINATION...................   16

     10.1   Amendment, Modification and Termination........................   16
     10.2   Awards Previously Granted......................................   16

ARTICLE 11.      GENERAL PROVISIONS........................................   16

     11.1   Additional Awards..............................................   16
     11.2   Gender and Number..............................................   17

                                TABLE OF CONTENTS
                                   (continued)

                                                                            PAGE
                                                                            ----
     11.3   Severability...................................................   17
     11.4   Indemnification................................................   17
     11.5   Beneficiary Designation........................................   18
     11.6   Termination of Directorship....................................   18
     11.7   Nontransferability of Options..................................   19
     11.8   No Right of Nomination.........................................   21
     11.9   Shares Available...............................................   21
     11.10  Additional Compensation........................................   21
     11.11  Successors.....................................................   21
     11.12  Requirements of Law............................................   21
     11.13  Governing Law..................................................   21

                              NONEMPLOYEE DIRECTOR
                              STOCK INCENTIVE PLAN

                                  NISOURCE INC.

                (AS AMENDED AND RESTATED EFFECTIVE JULY 1, 2002)

     WHEREAS, NiSource Inc. (the "Company") adopted the NiSource Inc. Nonemployee Director Stock Incentive Plan (formerly the NIPSCO Industries, Inc. Nonemployee Director Stock Incentive Plan), effective February 1, 1992, as last amended effective December 16, 1997 and February 1, 1998 ("Plan");

     WHEREAS, the Company adopted the NiSource Inc. Nonemployee Director Restricted Stock Unit Plan (formerly the NIPSCO Industries, Inc. Nonemployee Director Restricted Stock Unit Plan) effective January 1, 1999 ("Stock Unit Plan") and

     WHEREAS, pursuant to Section 10.1 of the Plan and Section 14 of the Stock Unit Plan, the Company wishes to amend the Plan and the Stock Unit Plan in certain respects, and merge the Stock Unit Plan into the Plan and restate the merged Plan in a single document;

     NOW THEREFORE, the Plan is hereby amended and restated, effective July 1, 2002, as follows:

                 ARTICLE 1. ESTABLISHMENT, PURPOSE, AND DURATION

     1.1 Establishment of the Plan. NiSource Inc. established an incentive compensation plan known as the "NiSource Inc. Nonemployee Director Stock Incentive Plan" (the "Plan"), as set forth in this document. The Plan permits the grant of Restricted Stock, Nonqualified Stock Options and Restricted Stock Units to Nonemployee Directors, subject to the terms and provisions set forth herein.

           Upon approval by the Board of Directors of the Company, subject to ratification within twelve (12) months by an affirmative vote of a majority of Shares present and entitled to vote at the May 20, 2003 annual shareholders meeting at which a quorum is present, the Plan, as amended and restated herein, shall become effective as of July 1, 2002, and shall remain in effect as provided in Section 1.3 herein. All grants of Awards made under the Plan from and after July 1, 2002 and prior to the date of such approval shall be conditioned upon such shareholder approval and shall be null and void if such approval is not obtained by May 20, 2003.

           Effective July 1, 2002, the Stock Unit Plan shall be merged into and become a part of the Plan as amended and restated herein.

     1.2 Purpose of the Plan. The purpose of the Plan is to promote the achievement of long-term objectives of the Company by linking the personal interests of Nonemployee Directors to those of Company shareholders, enhancing the interest of Nonemployee Directors in the growth and success of the Company, and attracting and retaining Nonemployee Directors of outstanding competence.

     1.3 Duration of the Plan. The Plan, as amended and restated herein, effective July 1, 2002 and shall remain in effect, subject to the right of the Committee to terminate the Plan at any time pursuant to Article 10 herein, until all Shares subject to it shall have been purchased or acquired according to the Plan's provisions. However, in no event may an Award be granted under the Plan on or after June 30, 2012.

                             ARTICLE 2. DEFINITIONS

           Whenever used in the Plan, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized:

     2.1 "Award" means, individually or collectively, a grant of Restricted Stock, Nonqualified Stock Options or Restricted Stock Units under the Plan.

     2.2 "Award Agreement" means an agreement entered into by and between the Company and a Nonemployee Director, setting forth the terms and provisions applicable to an Award granted under the Plan.

     2.3 "Beneficial Owner" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

     2.4 "Board" or "Board of Directors" means the Board of Directors of the Company, and includes any committee of the Board of Directors designated by the Board to administer part or all of the Plan.

     2.5 "Change in Control" of the Company shall be deemed to have occurred if any one of the occurrences of "Change in Control" set forth in the Change in Control and Termination Agreements between the Company and certain executive officers thereof shall have been satisfied.

     2.6 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     2.7 "Company" means NiSource Inc., a Delaware corporation, or any successor thereto as provided in Section 11.11 herein.

     2.8 "Committee" means the Nominating and Compensation Committee of the Board.

     2.9 "Director" means any individual who is a member of the Board of Directors of the Company.

     2.10 "Disability" means any physical or mental condition of a permanent nature which, in the sole judgment of the Committee, based upon the advice of a competent medical professional selected by the Committee, prevents a Director from performing his or her duties as a member of the Board.

     2.11  "Effective Date" means February 1, 1992.

     2.12 "Employee" means any full-time, nonunion, salaried employee of the Company. For purposes of the Plan, an individual whose only employment relationship with the Company is as a Director shall not be deemed to be an Employee.

     2.13 "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

     2.14 "Fair Market Value" means the average of the highest and lowest quoted selling prices for Shares on the relevant date, or (if there were no sales on such date) the weighted average of the mean between the highest and lowest quoted selling prices on the nearest day before the nearest day after the relevant date, as reported in The Wall Street Journal or a similar publication selected by the Committee.

     2.15 "Nonemployee Director" means any individual who is a member of the Board of Directors of the Company, but who is not otherwise an Employee of the Company.

     2.16 "Nonqualified Stock Option" or "NQSO" means an option to purchase Shares, granted under Article 7 herein.

     2.17  "Option" means a Nonqualified Stock Option granted under the Plan.

     2.18 "Participant" means a Nonemployee Director of the Company who has outstanding a viable Award granted under the Plan.

     2.19 "Period of Restriction" means the period during which the transfer of Shares of Restricted Stock is limited in some way, and the Shares are subject to a substantial risk of forfeiture, as provided in Article 6 herein.

     2.20 "Restricted Stock" means an Award granted to a Nonemployee Director pursuant to Article 6 herein.

     2.21 "Restricted Stock Unit" means an Award granted to a Nonemployee Director pursuant to Article 8 herein.

     2.22  "Shares" means the common shares of NiSource Inc., without par value.

                           ARTICLE 3. ADMINISTRATION

     3.1 Committee. The Plan shall be administered by the Committee, subject to the restrictions set forth in the Plan.

     3.2 Administration by the Committee. The Committee shall have the full power, discretion and authority to interpret and administer the Plan in a manner which is consistent with the Plan's provisions. However, except as otherwise set forth in Section 11.1, in no event shall the Committee have the power to determine Plan eligibility, or to determine the number, the value, the vesting period, or the timing, of Awards to be made under the Plan (all such determinations are automatic pursuant to the provisions of the Plan). Notwithstanding the preceding sentence, the Committee shall have the authority to designate whether an upcoming grant of Awards shall consist of Restricted Stock, Nonqualified Stock Options or Restricted Stock Units.

     3.3 Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan, and all related orders or resolutions of the Committee, shall be final, conclusive and binding on all persons, including the Company, its stockholders, employees, Participants, and their estates and beneficiaries.

        ARTICLE 4. SHARES AND RESTRICTED STOCK UNITS SUBJECT TO THE PLAN

     4.1 Number of Shares and Restricted Stock Units. Subject to adjustment as provided in Section 4.3 herein, the total number of Shares available for grant as Awards under the Plan may not exceed an aggregate of 500,000. The total number of Restricted Stock Units that may be awarded under the Plan may not exceed an aggregate of 100,000.

     4.2 Lapsed Awards. If any Share of Restricted Stock, Share under an Option, or Restricted Stock Unit granted under the Plan terminates, expires or lapses for any reason, any such Shares of Restricted Stock, any Shares subject to purchase pursuant to such Option and any such Restricted Stock Unit again shall be available for grant under the Plan. Awards shall be subject to such terms and conditions, in addition to the terms and conditions set forth in the Plan, as the Committee shall determine.

     4.3   Adjustments in Authorized Shares and Restricted Stock Units.

           (a) Appropriate adjustments in the aggregate number of Shares and Restricted Stock Units issuable pursuant to the Plan, the number of Shares and Restricted Stock Units subject to each outstanding Award granted under the Plan and the option price with respect to Options, shall be made to give effect to any increase or decrease in the number of issued Shares resulting from a subdivision or consolidation of shares, whether through recapitalization, stock split, reverse stock split, spin-off, spinout or other distribution of assets to stockholders, stock distributions or combinations of shares, payment of stock dividends, other increase or decrease in the number of such Shares outstanding effected without receipt of consideration by the Company, or any other occurrence for which the Committee determines an adjustment is appropriate.

           (b) In the event of any merger, consolidation or reorganization of the Company with any other corporation or corporations, or an acquisition by the Company of the stock or assets of any other corporation or corporations, there shall be substituted on an equitable basis, as determined by the Committee in its sole discretion, for each Share then subject to the Plan, and for each Share then subject to an Award granted under the Plan, the number and kind of shares of stock, other securities, cash or other property to which the holders of Shares of the Company are entitled pursuant to such transaction.

           (c) Without limiting the generality of the foregoing provisions of this section, any such adjustment shall be deemed to have prevented any dilution or enlargement of a Participant's rights, if such Participant receives in any such adjustment, rights that are substantially similar (after taking into account the fact that the Participant has not paid the applicable Option price) to the rights the Participant would have received had he exercised his outstanding Award and become a shareholder of the Company immediately prior to the event giving rise to such adjustment. Adjustments under this paragraph shall be made by the Committee, whose decision as to the amount and timing of any such adjustment shall be conclusive and binding on all persons.

                    ARTICLE 5. ELIGIBILITY AND PARTICIPATION

     5.1 Eligibility. Persons eligible to participate in the Plan are limited to Nonemployee Directors who are serving on the Board on the date of each grant under the Plan.

     5.2 Actual Participation. All eligible Nonemployee Directors shall receive grants of Restricted Stock, Options and Restricted Stock Units pursuant to the terms and provisions set forth in Articles 6, 7 and 8 herein.

                          ARTICLE 6. RESTRICTED STOCK

     6.1 Initial Grant of Restricted Stock. Each person who was a Nonemployee Director on the Effective Date was then granted two hundred fifty (250) Shares of Restricted Stock for each year of service as a Nonemployee Director of the Company or its predecessor (the number of years of service was determined as of the date of the first annual meeting of shareholders of the Company following the Effective Date).

     6.2   Future Grants of Restricted Stock.

           (a) Upon each election, reelection or appointment, as applicable, of a Nonemployee Director to serve on the Board, on and after July 1, 2002, such Nonemployee Director shall be granted twenty-six hundred (2,600) Shares of Restricted Stock, subject to the terms of the Plan. Each such grant shall be made as of the first day of the Board term of the newly-elected, reelected or appointed, as applicable, Nonemployee Director, which begins immediately following such election, reelection or appointment, as applicable.

           (b) In the event that the Committee properly designates (pursuant to Section 3.2 herein) that a scheduled Award grant will consist of Options rather than Restricted Stock, then such grant shall be governed by the terms and provisions of Article 7 or 8 herein, as applicable, which shall in such event completely supersede and replace the terms and provisions of this Section 6.2.

           (c) Notwithstanding the preceding provisions of this Section, each Nonemployee Director who is a member of the Board on April 29, 2002, and who has been nominated for reelection to the Board at the annual meeting of shareholders of the Company to be held on May 21, 2002, shall be granted 2,600 Shares of Restricted Stock on April 29, 2002. In the event that any such Nonemployee Director is not reelected to serve on the Board at the Annual Meeting of Shareholders on May 21, 2002, the grant of Shares of Restricted Stock to him or her pursuant to the preceding sentence shall be null and void and of no effect.

     6.3 Restricted Stock Award Agreement. Each Restricted Stock grant under the Plan shall be evidenced by a Restricted Stock Award Agreement that shall specify the Period(s) of Restriction, the number of Restricted Stock Shares granted and such other provisions as the Committee shall determine consistent with the Plan.
     6.4 Other Restrictions. The Committee shall impose such other restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable, including restrictions imposed under Section 7.7 hereof. Any restriction imposed on Shares of Restricted Stock shall be included in a legend appearing on the certificates representing Shares of Restricted Stock.

     6.5 Certificate Legend. In addition to any legends placed on certificates pursuant to Section 6.4 herein, each certificate representing Shares of Restricted Stock granted pursuant to the Plan shall bear the following legend:

     "The sale or other transfer of the Shares of stock represented by this certificate, whether voluntary, involuntary or by operation of law, is subject to certain restrictions on transfer as set forth in the NiSource Inc. Nonemployee Director Stock Incentive Plan, and in a Restricted Stock Award Agreement. A copy of the Plan and such Restricted Stock Award Agreement may be obtained from the Secretary of NiSource Inc."

     6.6 Vesting. Except as otherwise provided in the Plan, all Shares of Restricted Stock granted under the Plan shall vest and become freely transferable by the Participant according to the following schedule:

                       Annual                Cumulative
 Anniversary       Percentage of           Percentage of
of Grant Date    Shares Which Vest    Shares Which are Vested
-------------    -----------------    -----------------------
      1                 20%                     20%
      2                 20%                     40%
      3                 20%                     60%
      4                 20%                     80%
      5                 20%                     100%

           Regardless of the vesting schedule set forth above, all Shares of Restricted Stock held by a Participant shall immediately become one hundred percent (100%) vested upon the first to occur of the following: (a) The completion of the vesting schedule set forth above;

           (a)   The completion of the vesting schedule set forth above;

           (b)   The death of the Participant;

           (c)   The Disability of the Participant;

           (d) The retirement of the Participant from service on the Board prior to death or Disability and after attaining the age of seventy (70) years; or

           (e)   The effective date of a Change in Control of the Company.

                 However, in no event may any Shares of Restricted Stock granted under the Plan become vested in a Participant prior to six (6) months following the date of its grant. Following vesting, each Participant shall be entitled to have the legend required by Section 6.4 and/or Section 6.5 removed from his or her Share certificate.

     6.7 Voting Rights. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to such Shares.

     6.8 Dividends and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder shall be entitled to receive all dividends and other distributions paid with respect to such Shares while they are so held. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

                     ARTICLE 7. NONQUALIFIED STOCK OPTIONS

     7.1 Potential Grants of Options. In the event that the Committee properly designates (pursuant to Section 3.2 herein) that a scheduled Award will consist of Options rather than Restricted Stock, then each eligible Nonemployee Director shall be granted an Option to purchase seven thousand eight hundred (7,800) Shares, on and after July 1, 2002, subject to the terms and provisions of the Plan. A Nonemployee Director shall be deemed to be eligible for such an Option grant if the Director is elected, reelected or appointed, as applicable, to serve on the Board pursuant to the shareholder vote for which such Award grant is applicable. Each such grant shall be made as of the first day of the Board term of the newly-elected, reelected or appointed, as applicable, Nonemployee Director, which begins immediately following such election, reelection or appointment, as applicable).

     7.2 Option Award Agreement. Each Option grant shall be evidenced by an Option Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares available for purchase under the Option, and such other provisions as the Committee shall determine.

     7.3 Option Price. The purchase price per Share available for purchase under an Option shall equal the Fair Market Value of a Share on the date the Option is granted.

     7.4 Duration of Options. Each Option shall expire on the tenth (10th) anniversary date of its grant.

     7.5 Vesting of Shares Subject to Option. Subject to Section 11.6, Participants shall be entitled to exercise Options at any time and from time to time, but no sooner than the time period beginning six (6) months after the grant of the Option and ending ten (10) years after the grant of the Option, and according to the following vesting schedule:

                      Annual                 Cumulative
 Anniversary       Percentage of            Percentage of
of Grant Date    Options Which Vest    Options Which are Vested
-------------    ------------------    ------------------------
      1                 20%                      20%
      2                 20%                      40%
      3                 20%                      60%
      4                 20%                      80%
      5                 20%                      100%

Regardless of the vesting schedule set forth above, all Options held by a Participant shall immediately become one hundred percent (100%) vested upon the first to occur of the following:

           (a)   The completion of the vesting schedule set forth above;

           (b)   The death of the Participant;

           (c)   The Disability of the Participant;

           (d) The retirement of the Participant from service on the Board prior to death or Disability and after attaining the age of seventy (70) years; or

           (e)   The effective date of a Change in Control of the Company.

     7.6 Payment. Options shall be exercised by the delivery of a written notice of exercise to the Secretary of the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

           The Option Price upon exercise of any Option shall be payable to the Company in full either: (i) in cash or its equivalent, or (ii) by tendering previously acquired Shares having a Fair Market Value at the time of exercise equal to the total Option Price of the Shares for which the Option is being exercised (provided that the Shares tendered upon Option exercise have been held by the Participant for at least six (6) months prior to their tender to satisfy the Option Price), or (iii) by a combination of (i) and
(ii). The proceeds from such a payment shall be added to the general funds of the Company and shall be used for general corporate purposes.

           As soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant's name, Share certificates in an appropriate amount based upon the number of Shares purchased pursuant to the exercise of the Option.

     7.7 Restrictions on Share Transferability. The Committee shall impose such restrictions on any Shares acquired pursuant to the exercise of an Option under the Plan as it may deem advisable, including, without limitation, restrictions under applicable Federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

                       ARTICLE 8. RESTRICTED STOCK UNITS

     8.1 Initial Grant of Restricted Stock Units. Each person who was a Nonemployee Director on April 14, 1999 was then granted five hundred (500) Restricted Stock Units.

     8.2 Special Grant of Restricted Stock Units. Each Nonemployee Director participating in the NiSource Inc. Nonemployee Director Retirement Plan (the "Retirement Plan") on December 31, 2001 shall make an irrevocable election, by written instrument delivered to the Committee between May 1, 2002 and June 30, 2002, to: (i) continue his or her participation in the Retirement Plan on and after July 1, 2002 or (ii) terminate his or her participation in the Retirement Plan as of June 30, 2002 and have the present value of his or her retirement benefit under Section 5 of the Retirement Plan, determined as of June 30, 2002, converted to Restricted Stock Units of comparable value and granted to him or her under the Plan on July 1, 2002. Any Restricted Stock Units granted to a Nonemployee Director pursuant to this Section 8.2 who has fewer than five (5) Years of Service shall fully vest in such Restricted Stock Units upon the completion of his or her fifth Year of Service. "Year of Service" means the 12-month period commencing with the first day of the calendar month in which each annual meeting of the shareholders of the Company takes place, and throughout which a Nonemployee Director served on the Board as a Nonemployee Director.

     8.3 Future Grants of Restricted Stock Units. Upon each election, reelection or appointment, as applicable, of a Nonemployee Director to serve on the Board, on and after January 1, 2002, such Nonemployee Director shall be granted six hundred (600) Restricted Stock Units, subject to the terms of the Plan. Each such grant shall be made as of the first day of the Board term of the newly-elected, reelected or appointed, as applicable, Nonemployee Director, which begins immediately following such election, reelection or appointment, as applicable.

     8.4 Restricted Stock Unit Account. Restricted Stock Units granted to a Nonemployee Director under the Plan shall be credited to a Restricted Stock Unit Account (the "Account") established and maintained for such Nonemployee Director. The Account of a Nonemployee Director shall be the record of Restricted Stock Units granted to him or her under the Plan. The Account is solely for accounting purposes and shall not require a segregation of any assets of the Company. Each Restricted Stock Unit shall be valued by the Committee, in the manner provided in Section 8.7, as of the date of grant thereof. Each grant of Restricted Stock Units under the Plan to a Nonemployee Director and the value of such Restricted Stock Units as of the date of grant shall be communicated by the Committee in writing to the Nonemployee Director within thirty (30) days after the date of grant.

     8.5 Dividend on Restricted Stock Units. Additional Restricted Stock Units shall be credited to each Participant's Account with respect to Restricted Stock Units included in such Account from time to time, to reflect dividends paid to stockholders of the Company with respect to Shares. These additional Restricted Stock Units shall be granted at such time or times and shall be subject to such terms and conditions, in addition to the terms and conditions set forth in the Plan, as the Committee shall determine.

     8.6 Maturity of Restricted Stock Units. Except as set forth in Section 8.2, Restricted Stock Units granted to a Participant shall vest according to the following schedule:

                          Annual                      Cumulative
 Anniversary     Percentage of Restricted      Percentage of Restricted
of Grant Date     Stock Units Which Vest     Stock Units Which are Vested
-------------    ------------------------    ----------------------------
      1                    20%                           20%
      2                    20%                           40%
      3                    20%                           60%
      4                    20%                           80%
      5                    20%                           100%

Regardless of the vesting schedule set forth above, all Restricted Stock Units credited to a Participant's Account shall immediately become one hundred percent (100%) vested upon the first to occur of the following:

           (a) The completion of the vesting schedule set forth above (or in Section 8.2, if applicable);

           (b)   The death of the Participant;

           (c)   The Disability of the Participant;

           (d) The retirement of the Participant from service on the Board prior to death or Disability and after attaining the age of seventy (70) years; or

           (e)   The effective date of a Change in Control of the Company.

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

     8.7   Payment.

           (a) Except as provided in paragraph (b) next below, upon a Participant's termination of service on the Board for any reason other than for Cause (as defined in Section 11.6), the Participant shall be entitled to receive from the Company, with respect to each then vested Restricted Stock Unit in the Participant's Account, a number of Shares with an aggregate Fair Market Value on the date of payment equal to the aggregate Fair Market Value of such vested Restricted Stock Units. Payment to a Participant of the amount set forth in the paragraph next above for Restricted Stock Units shall be made in Shares within sixty (60) days after the date of termination of the Participant's service on the Board. Except as provided in paragraph (b) below, a Participant will not be entitled to receive any earnings on the value of his or her Restricted Stock Units with respect to the period between his termination of service on the Board and the receipt of payment under the Plan.

           (b) Restricted Stock Units in the Participant's Account granted pursuant to Section 8.2, and additional Restricted Stock Units with respect thereto granted pursuant to Section 8.5, shall be paid to the Participants in ten (10) equal annual installments commencing within sixty (60) days after the date of the Participant's termination of service on the Board, and on each anniversary of the first payment. Each such payment shall be made in the form of a number of Shares with an aggregate Fair Market Value on the date of payment equal to 10% of the aggregate Fair Market Value of such Restricted Stock Units in the Participant's Account on the date of payment. Additional Restricted Stock Units shall be granted pursuant to Section 8.5 with respect to any such Restricted Stock Units remaining in a Participant's Account from and after the date on which his or her service on the Board terminates. In the event of the Participant's death, a single payment of all such Units remaining in his or her Account shall be made pursuant to the applicable provisions of Section 11.7 within sixty (60) days after the date of his or her death.

     8.8 Voting and Stock Ownership Rights. Except as set forth in Section 8.5 above, no Participant shall be entitled to any voting rights or stock ownership rights with respect to Shares attributable to Restricted Stock Units granted under the Plan.

                          ARTICLE 9. CHANGE IN CONTROL

     In the event of a Change in Control of the Company, all Awards granted under the Plan that are still outstanding and not yet vested, shall become immediately one hundred percent (100%) vested in each Participant, as of the effective date of the Change in Control, and shall remain as such for the remaining life of the Award, as such life is provided herein, and within the

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

provisions of the related Award Agreements. All Options that are outstanding as of the effective date of the Change in Control shall remain exercisable for the remaining lives of the Options.

              ARTICLE 10. AMENDMENT, MODIFICATION AND TERMINATION

     10.1 Amendment, Modification and Termination. Subject to the terms set forth in this Section 10.1, the Committee may terminate, amend or modify the Plan at any time and from time to time; provided, however, that the provisions set forth in the Plan regarding the amount of securities to be awarded to Nonemployee Directors, the price of securities to be awarded to Nonemployee Directors, and the timing of awards to Nonemployee Directors, may not be amended more than once within any six (6) month period.

           Amendment or termination of the Plan may occur without the approval of the shareholders of the Company (except as may be required by law or by any national securities exchange or system on which the Shares are then listed or reported, or by a regulatory body having jurisdiction with respect hereto).

     10.2 Awards Previously Granted. Unless required by law, no termination, amendment or modification of the Plan shall in any manner adversely affect any Award previously granted under the Plan without the written consent of the Participant holding the Award.

                         ARTICLE 11. GENERAL PROVISIONS

     11.1  Additional Awards. In addition to any Award received pursuant to
Section 6.2 or 8.1, each Nonemployee Director who first serves on the Board on or after January 1, 2002, and each Nonemployee Director who served on the Board on December 31, 2001 and who elected to discontinue participation in the NiSource Inc. Nonemployee Director Retirement Plan on and after July 1, 2002, shall receive a grant of Shares of Restricted Stock upon each election, reelection or appointment, as applicable, to the Board on or after July 1, 2002. At the discretion of the Committee, such grant may be in any combination of Shares of Restricted Stock, and Restricted Stock Units, as determined by the Committee. Such Award shall have an aggregate value, as determined by the Committee, based on information provided by the management of the Company, that ensures that the Award, together with other compensation paid to the Nonemployee Director for service on the Board, delivers a compensation package to the Nonemployee Director competitive with the nonemployee director compensation packages offered by companies in the same or similar industries as that of the Company.

     11.2 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular and the singular shall include the plural.

     11.3 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

     11.4 Indemnification. Each individual who is or shall have been a member of the Committee shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf.

           The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company's Articles of Incorporation or By-laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

     11.5 Beneficiary Designation. Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in the event of his or her death (and/or who may exercise the Participant's vested Options following his or her death). Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his or her lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate (and, subject to the terms and provisions of the Plan, any unexercised vested Options may be exercised by the administrator or executor of the Participant's estate).

     11.6 Termination of Directorship. In the event a Participant ceases to be a Director for any reason other than death, Disability, retirement from service on the Board after attaining the age of seventy (70) years, or a Change in Control of the Corporation, all Shares of Restricted Stock, all Options and all Restricted Stock Units that have not vested on or prior to the date of the occurrence of such event will terminate and be forfeited and neither the Participant nor his heirs, personal representatives, successors or assigns shall have any future rights with respect to any such Shares of Restricted Stock, Options and Restricted Stock Units. All Options that are vested as of such date shall remain exercisable for six (6) months following the date the

Director's service on the Board terminates, or until their expiration date, whichever period is shorter.

           Notwithstanding any other provision of the Plan, in the event a Participant is discharged from service on the Board for Cause, all rights to any vested or unvested Shares of Restricted Stock and Options granted on and after July 1, 2002, and all Restricted Stock Units, will be discontinued and forfeited, and the Company will have no further obligation hereunder to such Participant or any other person. For purposes of the Plan, "Cause" shall mean:

           (a) the Participant's conviction of any criminal violation involving dishonesty, fraud or breach of trust;

           (b) the Participant's willful engagement in any misconduct in the performance of his duty that materially injures the Corporation;

           (c) the Participant's performance of any act which, if known to the customers or stockholders of the Corporation, would materially and adversely impact on the business of the Corporation; or

           (d) the Participant's willful and substantial nonperformance of assigned duties.

           The Committee shall have sole discretion with respect to the application of the provisions of subsections (a)-(d) next above, and such exercise of discretion shall be conclusive and binding upon the Participant and all other persons.

     11.7 Nontransferability of Options. No Share of Restricted Stock (until the end of the applicable Period of Restriction specified in the Restricted Stock Award Agreement), Option or Restricted Stock Unit granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. In the event of a Participant's death, payment of any amount due under the Plan shall be made to the duly appointed and qualified executor or other personal representative of the Participant's estate to be distributed in accordance with the Participant's will or applicable intestacy law; or in the event that there shall be no such representative duly appointed and qualified within six (6) months after the date of death of such deceased Participant, then to such persons as, at the date of his death, would be entitled to share in the distribution of such deceased Participant's personal estate under the provisions of the applicable statute then in force governing the descent of intestate property, in the proportions specified in such statute. All Options granted to a Participant under the Plan shall be exercisable, during his lifetime, only by such Participant.

           Notwithstanding the preceding provisions of this Section, a Participant, at any time prior to his death, may assign all or any portion of a Share of an Award granted to him under the Plan to (i) his spouse or lineal descendant, (ii) the trustee of a trust for the primary benefit of his spouse or lineal descendant or (iii) a tax-exempt organization as described in Section 501(c)(3) of the Code. In such event, the spouse, lineal descendant, trustee, or tax-exempt organization will be entitled to all of the rights of the Participant with respect to the assigned portion of such Award, and such portion of the Award will continue to be subject to all of the terms, conditions and restrictions applicable to the Award as set forth herein, and in the related Award Agreement, immediately prior to the effective date of the assignment. Any such assignment will be permitted only if (A) the Participant does not receive any consideration therefor, and (B) the assignment is expressly approved by the Committee or its delegate. Any such assignment shall be evidenced by an appropriate written document executed by the Participant, and a copy thereof shall be delivered to the Committee or its delegate on or prior to the effective date of the assignment.

     11.8 No Right of Nomination. Nothing in the Plan shall be deemed to create any obligation on the part of the Board to nominate any Director for reelection by the Company's shareholders.

     11.9 Shares Available. The Shares made available pursuant to Awards under the Plan may be either authorized but unissued Shares, or Shares which have been or may be reacquired by the Company, as determined from time to time by the Committee.

     11.10 Additional Compensation. Shares granted under the Plan shall be in addition to any annual retainer, attendance fees or other compensation payable to each Participant as a result of his or her service on the Board.

     11.11 Successors. All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

     11.12 Requirements of Law. The granting of Awards under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

     11.13 Governing Law. To the extent not preempted by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Indiana.

     IN WITNESS WHEREOF, the Company has caused the amended and restated Plan to
                         July                           7
be signed on this ____________________ day of ____________________________ 2002.


NISOURCE INC.


                Gary L. Neale
By:  ______________________________________________________

                Chairman, President and CEO
     Its:  ________________________________________________



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